Exhibit 99.1

Citi Trends Announces Leadership Transition

Ken Seipel, a Successful Turnaround CEO in the Off-Price Retail Space and Veteran Board Member at Citi Trends, Appointed Interim CEO

David Makuen, who Guided the Company Through the Pandemic and Served with Distinction, Steps Down as CEO and Board Member

The Board Commences a Search Process for a Permanent CEO

Additionally, the Company Released Preliminary First Quarter 2024 Results – Total Sales of $186.2 million, Comparable Sales Growth of 3.1% and EBITDA Loss of $0.8 million

SAVANNAH, Ga.--(BUSINESS WIRE)--Citi Trends, Inc. (NASDAQ: CTRN) (“Citi Trends” or the “Company”), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today announced that its Board of Directors (the “Board”) has appointed Ken Seipel as the Company’s interim Chief Executive Officer (“CEO”), effective June 2, 2024. In connection with the appointment, David Makuen has stepped down as CEO and a member of the Board. To ensure a smooth and successful transition, Mr. Makuen will serve as Senior Advisor to the CEO and the leadership team in the coming weeks.

The Board’s independent members are commencing a search for a new permanent CEO and plan to retain a nationally recognized executive search firm to support the process. The Board will consider external candidates, as well as Ken, in the CEO search. Citi Trends’ Board includes several independent members with prior experience carrying out successful CEO searches.

Peter Sachse, Executive Chairman of the Board, commented:

“On behalf of the Board and the Company’s employees, I thank David for his dedication, hard work and strong leadership during his four years as CEO. David’s contributions include guiding the organization through the challenging COVID-19 pandemic and leading it to a record year in terms of financial performance in fiscal year 2021. The Board’s decision to appoint Ken and initiate a search for a new permanent CEO is intended to position Citi Trends to return the Company to past levels of profitability and beyond. Ken has had success in several turnaround environments. Ken previously served as the CEO of West Marine, and prior to that, led the transformation at Gabe’s, an off-price retailer operating with very similar customer income demographics as Citi Trends. As CEO, Ken balanced profitable growth with strong cost controls to drive record profitability. He has our full confidence.”

Mr. Makuen stated:

“It has been an honor and a privilege to serve as CEO of Citi Trends. This is an incredibly talented organization with some of the smartest and most committed individuals in the retail sector. Together, we led the Company through an unprecedented period of disruption during the pandemic and subsequent inflationary pressures, while maintaining strong customer loyalty and advancing many strategic initiatives designed to drive future brand growth. I look forward to watching Citi Trends continue to delight customers and deliver value for many years to come. I wish the Board and my colleagues the very best.”

Mr. Seipel, interim CEO, concluded:

“I want to thank the Board for its confidence and David for supporting a smooth transition. As interim CEO, I intend to leverage my experiences driving profitable growth, capturing efficiencies and operating across economic cycles to position Citi Trends for enhanced value creation. We will focus on driving sales, sharpening our product assortment decisions, streamlining costs, optimizing our supply chain, improving inventory returns and leveraging benefits from recent technology investments. Although this represents a period of transition, the Board and I plan for the coming months to be very productive and foundational for our long-range growth.”

As a result of today’s announcements, the Board will include eight members and, in line with corporate governance best practices, Mr. Seipel will step down from his Board committee roles.

Additional information related to today’s announcements can be found on Form 8-K filed with the U.S. Securities and Exchange Commission.

The company has provided the following summary of preliminary first quarter 2024 results:

●	Total sales of $186.3 million
●	Same-store sales increase of 3.1%
●	EBITDA loss of $0.8 million

Additional details of the Company’s first quarter 2024 results will be discussed on the Company’s investor call at 9:00 am ET on June 4th, 2024.

About Ken Seipel

Ken Seipel is a highly successful executive and director in the consumer and retail sectors, with prior experience as a CEO and in C-Suite roles. Mr. Seipel joined Citi Trends' Board in 2019 and served as Chairman of the Nominating and Corporate Governance Committee and member of the Audit and Finance Committees. Mr. Seipel also formerly served as Lead Independent Director at West Marine, the world’s largest retailer of boating supplies. As CEO of privately held West Marine from 2018 to 2021, Mr. Seipel completed a company turnaround, resulting in record profits, leading to a transaction that netted shareholders a six-time return on investment. As CEO of privately held off-price retailer, Gabe’s, from 2013 to 2017, he successfully led the business to record-level profits, resulting in a three-time investment exit transaction for the company’s majority private equity owner. His retail experience also includes executive roles in merchandise and operations at major Fortune 500 public companies, including Old Navy, Target and J.C. Penney.

About Citi Trends

Citi Trends is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 598 stores located in 33 states. For more information, visit www.cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business plans and the objectives and expectations of management, are forward-looking statements that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “expects,” “continue,” “anticipate,” “intend,” “expect,” “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings or sales are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors, which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the SEC. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; changes in consumer confidence and consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the ongoing assessment and impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market levels of wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contacts

For Investors:

Tom Filandro / Rachel Schacter
CitiTrendsIR@icrinc.com

For Media:

Greg Marose
CitiTrends@Longacresquare.com